                                                                     Exhibit 2.9


                               NOVATION AGREEMENT

            THIS NOVATION AGREEMENT is made as of December 31, 2002 (the "Novation Date") among Annuity and Life Reassurance, Ltd ("ALRe"), XL Life Ltd ("XL"), and Phoenix Life Insurance Company ("Ceding Company").

            WHEREAS, ALRe and Ceding Company are parties to the reinsurance agreements (the "Subject Agreements") set forth in Schedule A hereto; and

            WHEREAS, as of December 31, 2002, the parties to this Novation Agreement have agreed to novate the Subject Agreements by substituting XL for ALRe as reinsurer thereunder, such that XL will assume all of ALRe's interests, rights, duties, obligations, and liabilities under the Subject Agreements and that ALRe shall be released and discharged from any further liability or obligations whatsoever thereunder; and

            WHEREAS, Ceding Company wishes to consent and agree to such novation.

            NOW, THEREFORE, in consideration of the foregoing and of the following mutual terms, conditions, covenants, and agreements, the parties agree that on the Novation Date, but effective as to each Subject Agreement on the inception date thereof, XL is hereby substituted as the Reinsurer under each of the Subject Agreements in place and instead of ALRe. XL and Ceding Company hereby ratify and confirm that the Subject Agreements shall be treated as always having been agreements solely between them. In implementation and not in limitation of the foregoing, the parties further agree as follows:

      1. From and after the Novation Date, but effective as to each Subject Agreement on the inception date thereof, XL hereby assumes all of ALRe's interests, rights, duties, obligations, and liabilities under the Subject Agreements, and XL shall be bound by all terms and conditions of the Subject Agreements.

      2. Performance and/or breach prior to the Novation Date by ALRe shall after the Novation Date be treated for all purposes as having been performance or breach by XL.

      3. Effective as of the Novation Date, Ceding Company hereby releases and discharges ALRe from and against any and all duties, obligations, and/or liabilities whatsoever, express or implied, under or in connection with the Subject Agreements and shall look solely to XL for performance thereof.

      4. From and after the Novation Date, the Ceding Company shall have no further duties, obligations, and/or liabilities whatsoever, express or implied, to ALRe under or in connection with the Subject Agreements, but any such duties, obligations, and/or liabilities theretofore existing shall continue as duties, obligations, and/or liabilities of the Ceding Company to XL.

      5. Notwithstanding anything contained in this Novation Agreement or in the Subject Agreements, the Ceding Company shall not have the right to cede any new business, new issues, future issuances or further new reinsurance policies under the Subject Agreements after the Novation Date. This exclusion shall include, without limitation, policies with an application date after the Novation Date, non-mandatory renewals of policies in effect prior to the Novation Date and non-mandatory changes to policies in effect prior to the Novation Date that increase the insurance provided thereunder.

      6. Each party agrees to do all things as may be necessary to give full effect to this Novation Agreement.

      7. This Novation Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

      8. This Novation Agreement shall be subject to the arbitration provisions of the Subject Agreements and shall be governed by and construed in accordance with the laws applicable to the Subject Agreements.

      9.    This Novation Agreement may be executed in counterparts.

      10. This Novation Agreement will become effective when it has been executed in Bermuda by XL after having been executed by ALRe and the Ceding Company.

      11. The Novation Date will not occur unless and until the Ceding Company shall have received (including by facsimile transmission) a letter of credit (the "Letter of Credit") in the amount of US $ 5,900,000 in substantially the form of Exhibit B hereto issued by the banks listed in Exhibit B and XL shall have received in Bermuda (including by facsimile transmission) a receipt for the Letter of Credit in the form of Exhibit C hereto, provided that if these conditions to the occurrence of the Novation Date are satisfied, the Novation Date shall be December 31, 2002.

      12. Simultaneous to item 11 above, the assets of the reserve trusts provided for in Subject Agreements shall be transferred as set forth in the letter agreement among ALRe, XLFA, the Ceding Company and Mellon Bank, as trustee attached hereto as Exhibit A.

            IN WITNESS WHEREOF the parties have executed this Novation Agreement as of December 31, 2002.

ANNUITY AND LIFE REASSURANCE, LTD.

By: /s/ R Reale                         By: /s/ Rod Cordle
   ------------------------------          -----------------------------

Title: SVP & CU                         Title: VP
      ---------------------------             --------------------------

Date: 12/31/2002                        Date: 12/31/02
     ----------------------------            ---------------------------


PHOENIX LIFE INSURANCE COMPANY

By: /s/ Louis J. Lombardi               By: /s/ Richard J. Wirth
   ------------------------------          -----------------------------

Title: Senior Vice President            Title: Vice President
      ---------------------------             --------------------------

Date: 12/31/02                          Date: 12/31/02
     ----------------------------            ---------------------------


XL LIFE LTD

By: /s/ Paul Giordano                   By: /s/ [Signature Illegible]
   ------------------------------          -----------------------------

Title: Secretary                        Title: Vice President
      ---------------------------             --------------------------

Date: 31 DEC 2002                       Date: 31 DEC 2002
     ----------------------------            ---------------------------

                                   SCHEDULE A

                               SUBJECT AGREEMENTS


- Reinsurance Agreement No. 2846 effective October 1, 1998, between Phoenix Life Insurance Company and Annuity & Life Reassurance, Ltd.

- Amendment #1 effective October 1, 1998 to the Reinsurance Agreement No. 2846 effective October 1, 1998, between Phoenix Life Insurance Company and Annuity & Life Reassurance, Ltd.

- Amendment #2 effective October 1, 1998 to the Reinsurance Agreement No. 2846 effective October 1, 1998, between Phoenix Life Insurance Company and Annuity & Life Reassurance, Ltd.

- Amendment #3 effective January 1, 2000 to the Reinsurance Agreement No. 2846 effective October 1, 1998, between Phoenix Life Insurance Company and Annuity & Life Reassurance, Ltd.

- Amendment #A effective September 1, 2000 to the Reinsurance Agreement No. 2846 effective October 1, 1998, between Phoenix Life Insurance Company and Annuity & Life Reassurance, Ltd.

- Amendment #5 effective November 1, 2000 to the Reinsurance Agreement No. 2846 effective October 1, 1998, between Phoenix Life Insurance Company and Annuity & Life Reassurance, Ltd.

- Amendment #6 effective July 16, 200l to the Reinsurance Agreement No. 2846 effective October 1, 1998, between Phoenix Life Insurance Company and Annuity & Life Reassurance, Ltd.

- Amendment #7 effective July 1, 2002 to the Reinsurance Agreement No. 2846 effective October 1, 1998, between Phoenix Life Insurance Company and Annuity & Life Reassurance, Ltd.

- Automatic Coinsurance Agreement No. 3027 effective March 3, 2000, between Phoenix Life Insurance Company and Annuity & Life Reassurance, Ltd., covering PES-10 policies.

- Amendment No. 4 effective March 3, 2000 to the Automatic Reinsurance Agreement No. 3027 effective March 3, 2000, between Phoenix Life Insurance Company and Annuity & Life Reassurance, Ltd.

- Amendment No. 1 effective August 7, 2000 to the Automatic Reinsurance Agreement No. 3027 effective March 3, 2000, between Phoenix Life Insurance Company and Annuity & Life Reassurance, Ltd.

- Amendment No. 2 effective July 16, 200l to the Automatic Reinsurance Agreement No. 3027 effective March 3, 2000, between Phoenix Life Insurance Company and Annuity & Life Reassurance, Ltd.

- Amendment No. 3 effective December 1, 2001 to the Automatic Reinsurance Agreement No. 3027 effective March 3, 2000, between Phoenix Life Insurance Company and Annuity & Life Reassurance, Ltd.


- Automatic Coinsurance Agreement No. 3031 effective March 3, 2000, between Phoenix Life Insurance Company and Annuity & Life Reassurance, Ltd., covering PES-20 policies.

- Amendment No. 4 effective March 3, 2000 to the Automatic Coinsurance Agreement No. 3031 effective March 3, 2000, between Phoenix Life Insurance Company and Annuity & Life Reassurance, Ltd.

- Amendment No. 1 effective August 7, 2000 to the Automatic Coinsurance Agreement No. 3031 effective March 3, 2000, between Phoenix Life Insurance Company and Annuity & Life Reassurance, Ltd.

- Amendment No. 2 effective July 16, 200l to the Automatic Coinsurance Agreement No. 3031 effective March 3, 2000, between Phoenix Life Insurance Company and Annuity & Life Reassurance, Ltd.

- Amendment No. 3 effective December 1, 2001 to the Automatic Reinsurance Agreement No. 3031 effective March 3, 2000, between Phoenix Life Insurance Company and Annuity & Life Reassurance, Ltd.


- Automatic Coinsurance Agreement No. 3078 effective February 25, 2002, between Phoenix Life Insurance Company and Annuity & Life Reassurance, Ltd., covering PTC-20 policies.

- Amendment No. 1 effective December 25, 2002 to the Automatic Coinsurance Agreement No. 3078 effective February 25, 2002, between Phoenix Life Insurance Company and Annuity & Life Reassurance, Ltd.


- Automatic Coinsurance Agreement No. 3073 effective February 25, 2002, between Phoenix Life Insurance Company and Annuity & Life Reassurance, Ltd., covering PES-20 policies.

- Amendment No. 1 effective December 25, 2002 to the Automatic Coinsurance Agreement No. 3073 effective February 25, 2002, between Phoenix Life Insurance Company and Annuity & Life Reassurance, Ltd.